BUYOUT AND AMENDMENT AGREEMENT

This BUYOUT AND AMENDMENT AGREEMENT is made and entered into as of January 26, 2018 (this “Agreement”), by and among Hostess Brands, Inc., a Delaware corporation formerly known as Gores Holdings, Inc. (the “Corporate Taxpayer”), Hostess CDM Co-Invest, LLC, a Delaware series limited liability company, and each series thereof (collectively, “Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware series limited liability company, and each series thereof (collectively, “CDM Hostess”), C. Dean Metropoulos (“CDM”), CDM HB Holdings, LLC, a Delaware limited liability company (“CDM HB Holdings” and, together with Hostess CDM Co-Invest, CDM Hostess and CDM, the “CDM Holders”), and AP Hostess Holdings, L.P., a Delaware limited partnership (“AP Hostess LP” and together with the Corporate Taxpayer and the CDM Holders, the “Parties”). Capitalized terms used and not defined herein have the meanings given to such terms in the Tax Receivable Agreement (defined below).

RECITALS:

WHEREAS, the Parties previously entered into that certain Tax Receivable Agreement, dated as of November 4, 2016 (as amended, modified or supplemented from time to time, the “Tax Receivable Agreement”);

WHEREAS, AP Hostess LP and the CDM Holders previously entered into that certain Letter Agreement Regarding Tax Receivable Agreement, dated as of April 10, 2017, pursuant to which AP Hostess LP assigned to the CDM Holders (pro rata in accordance with their respective Participation Percentages) a portion of its rights under the Tax Receivable Agreement representing a Participation Percentage of five percent (5%) (the “Prior 5% Transfer”);

WHEREAS, AP Hostess LP, Hostess CDM Co-Invest and CDM Hostess previously entered into that certain Representative Agreement, dated as of July 5, 2016 (the “Representative Agreement”), pursuant to which Hostess CDM Co-Invest was appointed as the Holders’ Representative for purposes of the Tax Receivable Agreement; and

WHEREAS, pursuant to this Agreement, (a) all future TRA Payments payable to AP Hostess LP will be terminated and AP Hostess LP shall have no additional rights (except as set forth below) under the Tax Receivable Agreement in exchange for (i) the Buyout Payment (as defined below) and (ii) if there is a Change in Control as provided for in Section 2, the Change in Control Payment (as defined below), and after the Buyout Payment and the Change in Control Payment, if applicable, are paid, the Corporate Taxpayer will have no obligations (past, current or future) to AP Hostess LP under the Tax Receivable Agreement (except as set forth below) (the “Buyout”), and (b) in connection with the Buyout, the Parties that are signatories to the applicable agreements desire to make certain amendments to the Tax Receivable Agreement and Representative Agreement set forth below.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby mutually agree as follows:

1.Buyout. Concurrently with the execution of this Agreement:

(a)The Corporate Taxpayer shall deliver to AP Hostess LP $34,000,000 (the “Buyout Payment”) by wire transfer of immediately available funds in accordance with the wire instructions provided by AP Hostess LP to the Corporate Taxpayer prior to the date hereof; and

(b)No amounts shall be due or payable to or by AP Hostess LP under the Tax Receivable Agreement, and the Corporate Taxpayer shall have no obligations (past, current or future) to AP Hostess LP under the Tax Receivable Agreement (except as explicitly set forth in Section 6.2 and Section 6.3, with respect to any previously provided Schedule, of the Tax Receivable Agreement).

2.Change in Control Payment. If (a) the Corporate Taxpayer consummates a Change in Control on or before the day that is one (1) year after the date of this Agreement or (b) the Corporate Taxpayer (or its Affiliate) enters into a definitive agreement to consummate a Change in Control (if such Change in Control is consummated) on or before the day that is one (1) year after the date of this Agreement (whether the closing of such Change in Control occurs during or after such one-year period), then the Corporate Taxpayer shall, within three (3) Business Days of the consummation of such Change in Control, deliver to AP Hostess LP $10,000,000 (the “Change in Control Payment”) by wire transfer of immediately available funds in accordance with wire instructions to be provided by AP Hostess LP to the Corporate Taxpayer at least two (2) Business Days prior to the date the Change in Control Payment is to be made.

3.Amendment, and Termination with respect to AP Hostess LP, of Tax Receivable Agreement. In connection with, and immediately following, the Buyout, the Parties hereby acknowledge and agree that the Tax Receivable Agreement shall be amended as follows:

(a)Except with respect to Section 6.2, Section 6.3, Section 7.1 and Section 7.12 of the Tax Receivable Agreement (which are addressed in further detail below) and the provisions of this Agreement, AP Hostess LP shall no longer be deemed a party to the Tax Receivable Agreement or a Holder thereunder. All rights, duties, obligations and liabilities of AP Hostess LP under the Tax Receivable Agreement shall be terminated and of no further force or effect, except for (i) those rights explicitly set forth in Section 6.2 and Section 6.3 (with respect to any previously delivered Schedule), and Section 7.1 of the Tax Receivable Agreement and in this Agreement and (ii) those duties, obligations and liabilities set forth in Section 6.2, Section 6.3 and Section 7.12 of the Tax Receivable Agreement and in this Agreement. All rights, duties, obligations and liabilities of the CDM Holders and the Corporate Taxpayer with respect to AP Hostess LP under the Tax Receivable Agreement shall be terminated and of no further force or effect, except for (A) those rights set forth in Section 6.2, Section 6.3, Section 7.1 and Section 7.12 of the Tax Receivable Agreement and in this Agreement and (B) those duties, obligations and liabilities set forth in Section 6.2 and Section 6.3 (with respect to any previously delivered Schedule) of the Tax Receivable Agreement and in this Agreement;

(b)	For the avoidance of doubt, except with respect to Section 6.2, Section 6.3, Section
7.1 and Section 7.12 of the Tax Receivable Agreement, AP Hostess LP shall be deemed excluded as a Holder in any reference to the Holders under the Tax Receivable Agreement, including for purposes of determining the amount of any future TRA Payment, Applicable Tax Basis, Net Tax
Benefit, Realized Tax Benefit or Detriment or other calculation to be made with respect to the Holders;

(c)The definition of Holders’ Representative shall be deleted in its entirety and replaced with the following:

“Holders’ Representative” means Hostess CDM Co-Invest LLC or its designee.

(d)Section 3.8 of the Tax Receivable Agreement and the definitions of Maximum Cash Amount, AP Hostess LP Tax Adjustment Amount and AP Hostess LP Tax Adjustment Shares shall be deleted in their entirety; and

(e)Schedule 1 of the Tax Receivable Agreement shall be deleted in its entirety and replaced with Schedule 1 attached hereto, which reflects the revised Participation Percentages after taking into account the Prior 5% Transfer and the Buyout. The Parties hereby agree that the statement included in clause (ii) of Section 2.1(b) of the Tax Receivable Agreement shall not apply to payments made in connection with amounts paid to CDM or the CDM Entity Holders as a result of the Prior 5% Transfer, which amounts shall not be treated as subsequent upward purchase price adjustments that have the effect of creating additional Basis Adjustments.

(f)The following language shall be deleted from the definition of Basis Adjustment in the Tax Receivable Agreement:

“and, in each case, comparable provisions of state and local Tax Law,”

(g)The following language shall be deleted from the definition of Imputed Interest in the Tax Receivable Agreement:

“and any similar provisions of state and local tax Law”.

(h)The following language shall be deleted from Section 2.1(b) of the Tax Receivable Agreement:

“or the appropriate provisions of U.S. state and local Tax Law”.

(i)The definition of Corporate Taxpayer Return in the Tax Receivable Agreement shall be deleted in its entirety and replaced with the following:

“Corporate Taxpayer Return” means the U.S. federal Tax Return of the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer (or any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes of any Taxable Year.”

(j)The first sentence of Section 2.2(a) of the Tax Receivable Agreement shall be deleted in its entirety and replaced with the following:
Every time the Corporate Taxpayer delivers to the Holders’ Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.2(b), including an Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Holders’ Representative reasonable access, at the Corporate Taxpayer’s sole cost, to the appropriate representatives, as determined by the Corporate Taxpayer, at the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns (or the relevant state and local tax returns) in connection with a review of such Schedule.

4.Amendment of Representative Agreement. In connection with, and immediately following, the Buyout, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP hereby acknowledge and agree that the Representative Agreement shall be amended as follows: (a) the appointment of Hostess CDM Co-Invest as the Holders’ Representative with respect to AP Hostess LP is revoked by AP Hostess LP, and any power or authority of Hostess CDM Co-Invest to act for or on behalf of AP Hostess LP is terminated, and (b) all rights, duties, obligations and liabilities set forth in Article II of the Representative Agreement of (i) AP Hostess LP and (ii) Hostess CDM Co-Invest and CDM Hostess with respect to AP Hostess LP shall be terminated and of no further force or effect.

5.	Waiver and Acknowledgment.

(a)All applicable Parties hereby (i) waive any notice requirements or other rights set forth in the Tax Receivable Agreement or the Representative Agreement that may be applicable to the Buyout (or any terms thereof) or the amendments to the Tax Receivable Agreement or the Representative Agreement provided for herein, (ii) acknowledge and agree that the provisions of Article IV of the Tax Receivable Agreement shall not apply to the Buyout (or any terms thereof), which shall solely be governed by the terms and conditions set forth in this Agreement, and that the Buyout (or any terms thereof) shall not constitute or give rise to an Early Termination Payment, and (iii) the confidentiality obligations of AP Hostess LP provided for under Section 7.12 of the Tax Receivable Agreement shall terminate on the third anniversary hereof.

(b)The Parties hereby acknowledge and agree that: (i) the Corporate Taxpayer is not a party to the Representative Agreement and shall have no liability to any of the parties thereunder pursuant to such agreement (or in connection with any provisions in this Agreement relevant to the Representative Agreement); and (ii) notwithstanding anything else in the Tax Receivable Agreement or this Agreement, (A) subject to clause (ii)(B) below, the Corporate Taxpayer shall be entitled to keep any amounts that would have been payable by the Corporate Taxpayer to AP Hostess LP (or its assigns) pursuant to the Tax Receivable Agreement but that are no longer so payable as a result of this Agreement, and such amounts shall not be required to be paid by the Corporate Taxpayer to any other applicable Party; and (B) no Holder listed on Schedule 1 (or its assignees) shall receive any TRA Payment that is greater than, less than, or received at a different time than, the TRA Payment that would have been required to be made to such party under the Tax Receivable Agreement assuming that AP Hostess LP held the interest in TRA Payments that is being terminated pursuant to this Agreement. To illustrate the foregoing principles in a particular situation, if the total amount of TRA Payments to be made on any payment date would have otherwise been $200 with $115 being due to Holders, who are listed on Schedule 1, and $85 being due to AP Hostess LP, but the total amount of cash actually available (determined under Section 5.3 of the Tax Receivable Agreement) on such payment date is only $100, $57.50 of such amount shall be paid to such Holders and the remaining $42.50 shall be retained by the Corporate Taxpayer.

(c)All applicable Parties acknowledge and agree that the modifications described in Section 3(f) through Section 3(j) above are intended to clarify such Parties’ intent that the determination of the portion of the Tax Benefit Payments to be paid under the Tax Receivable Agreement with respect to state and local taxes shall not require separate “with and without” calculations in respect of each applicable state and local tax jurisdiction, but rather will be based upon the elections, methodologies and positions taken on the U.S. federal income tax returns of the Corporate Taxpayer and the Assumed State and Local Tax Rate. These modifications, and the applicable provisions of the Tax Receivable Agreement, shall be interpreted consistent with this intent.

6.	General Release.

(a)Each of the CDM Holders and the Corporate Taxpayer, on such Party’s own behalf and on behalf of the respective former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors (collectively, “Related Parties”) of such Party and the respective former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors of any of the foregoing, and each of their respective successors and assigns (collectively, the “CDM and Corporate Taxpayer Release Parties”), generally, irrevocably, unconditionally and completely releases and forever discharges AP Hostess LP and the Related Parties of AP Hostess LP, and the respective former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors of any of the foregoing, and each of their respective successors and assigns (collectively, the “AP Hostess LP Release Parties”), from any and all disputes, claims, charges, losses, assessed interest, penalties, damages, Taxes, costs, expenses, controversies, demands, rights, liabilities, suits, proceedings, actions or causes of action of every kind and nature (collectively, “Claims”) that any CDM and Corporate Taxpayer Release Party has had in the past, now has or might have, whether known or unknown, arising out of or relating to the Tax Receivable Agreement or Article II of the Representative Agreement, as applicable; provided, however, that nothing in this Section 6(a) shall release AP Hostess LP from (i) AP Hostess LP’s obligations under this Agreement, (ii) AP Hostess LP’s reporting and cooperation obligations provided for under Section 6.2 and Section 6.3 of the Tax Receivable Agreement or (iii) AP Hostess LP’s confidentiality obligations provided for under Section 7.12 of the Tax Receivable Agreement, as modified by Section 5 above. Each of the CDM Holders and the Corporate Taxpayer hereby agree that such Party shall not and shall cause such Party’s controlled Affiliates not to initiate or file any lawsuit of any kind whatsoever or any complaint or charge against any AP Hostess LP Release Party with respect to the matters released and discharged hereby.
(b)AP Hostess LP, on AP Hostess LP’s own behalf and on behalf of the AP Hostess LP Release Parties, generally, irrevocably, unconditionally and completely releases and forever discharges each of the CDM and Corporate Taxpayer Release Parties from any and all Claims that any AP Hostess LP Release Party has had in the past, now has or might have, whether known or unknown, arising out of or relating to the Tax Receivable Agreement or Article II of the Representative Agreement, as applicable; provided, however, that nothing in this Section 6(b) shall release any CDM Holder or the Corporate Taxpayer from (i) such Party’s obligations under this Agreement, (ii) such Party’s reporting and cooperation obligations provided for under Section 6.2 and Section 6.3 of the Tax Receivable Agreement or (iii) such Party’s confidentiality obligations provided for under Section 7.12 of the Tax Receivable Agreement. AP Hostess LP hereby agrees that it shall not and shall cause its controlled Affiliates not to initiate or file any lawsuit of any kind whatsoever or any complaint or charge against any CDM and Corporate Taxpayer Release Party with respect to the matters released and discharged hereby.

7.Representations. Each Party hereby represents and warrants to each other Party hereto that: (a) in the case of each Party that is not a natural person, (i) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) the execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Party and no further corporate or similar action is required on the part of such Party to authorize this Agreement or the performance of its obligations hereunder, (b) such Party has all requisite power, authority and capacity (as applicable) to enter into and perform its obligations under this Agreement, to carry out such Party’s obligations hereunder and to consummate the transactions contemplated hereby,
(c) this Agreement has been duly and validly executed and delivered by such Party and (d) this Agreement constitutes, the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

8.	Miscellaneous.

(a)Further Actions. Each Party agrees to use its reasonable best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable.

(b)Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

(c)Effect on Agreements. Immediately following the Buyout, (i) the Tax Receivable Agreement and the Representative Agreement shall be amended in accordance herewith, (ii) this Agreement shall form part of the Tax Receivable Agreement and the Representative Agreement for all purposes and (iii) the Parties, as applicable, shall be bound by the Tax Receivable Agreement and the Representative Agreement, as so amended. Except as expressly set forth or contemplated in this Agreement, the terms and conditions of the Tax Receivable Agreement and the Representative Agreement shall remain in full force and effect and shall not be altered or amended in any manner whatsoever, except by any further amendment to the Tax

Receivable Agreement or the Representative Agreement made in accordance with the terms of such agreement, as hereby amended.

(d)Entire Agreement; Third Party Beneficiaries. This Agreement, the Tax Receivable Agreement and the Representative Agreement constitute the entire agreement among the applicable Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the applicable Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(f)Amendment; Waiver; Successors. No provision of this Agreement may be amended unless such amendment is approved in writing by the Parties. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. The waiver by any Party of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the Parties in the administration hereof be construed as a waiver or diminution of the right of any Party to insist upon the strict performance by any other Party of the terms, covenants, agreements and conditions herein contained. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

(g)Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h)Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth in the Tax Receivable Agreement shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(i)Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER: HOSTESS BRANDS, INC.
By:	/s/ Thomas Peterson
Name:	Thomas Peterson
Title:	Chief Financial Officer

AP HOSTESS LP: AP HOSTESS HOLDINGS, L.P
By:	AP Hostess Holdings GP, LLC, its general partner
By:	/s/ Andrew Jhawar
Name:	Andrew Jhawar
Title:	Vice President

CDM HOLDERS: HOSTESS CDM CO-INVEST, LLC
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES A
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES B
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES C
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES D
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member
Signature Page to Buyout and Amendment Agreement

HOSTESS CDM CO-INVEST, LLC-SERIES E
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES F
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES G
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES H
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC-SERIES I
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CLASS C, LLC
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CLASS C, LLC- SERIES A
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CLASS C, LLC- SERIES B
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

Signature Page to Buyout and Amendment Agreement

HOSTESS CDM CLASS C, LLC- SERIES C
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CLASS C, LLC- SERIES D
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CLASS C, LLC- SERIES E
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

CDM HB HOLDINGS, LLC
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

C. DEAN METROPOULOS
By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos

Signature Page to Buyout and Amendment Agreement

Schedule 1

Participation Percentages

Holder	Participation Percentage
Hostess CDM Co-Invest, LLC - Series A	8.301127143%
Hostess CDM Co-Invest, LLC - Series B	18.474358613%
Hostess CDM Co-Invest, LLC - Series C	18.474358613%
Hostess CDM Co-Invest, LLC - Series D	2.463247815%
Hostess CDM Co-Invest, LLC - Series E	2.463247815%
Hostess CDM Co-Invest, LLC - Series F	0.615805833%
Hostess CDM Co-Invest, LLC - Series G	0.615805833%
Hostess CDM Co-Invest, LLC - Series H	0.307928929%
Hostess CDM Co-Invest, LLC - Series I	0.307928929%
CDM Hostess Class C, LLC - Series A	4.161904762%
CDM Hostess Class C, LLC - Series B	0.219047619%
CDM Hostess Class C, LLC - Series C	0.219047619%
CDM Hostess Class C, LLC - Series D	0.547619048%
CDM Hostess Class C, LLC - Series E	0.328571429%
CDM HB Holdings, LLC	0.000000000%
C. Dean Metropoulos	0.000000000%
AP Hostess Holdings, L.P.	0.000000000%
Total	57.50%